United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2025
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 7, 2025, Jones Lang LaSalle Incorporated (the “Company” or “JLL”) announced that Karen Brennan, currently the Company’s Chief Financial Officer and a member of JLL’s Global Executive Board (“GEB”), will assume a new role as the Company’s CEO of Leasing Advisory, effective July 1, 2025. Ms. Brennan’s last day as the Company’s CFO will be June 30, 2025. In her new role, Ms. Brennan will continue to serve as a member of the GEB.

In connection with Ms. Brennan’s transition into her new role, the Company also announced the appointment of Kelly Howe, 53, as Chief Financial Officer of the Company, effective July 1, 2025. Ms. Howe will report to the Company’s Chief Executive Officer and President, Christian Ulbrich, and will become a member of the GEB.

Prior to her appointment as Chief Financial Officer, Ms. Howe most recently served as Chief Financial Officer for JLL’s Leasing Advisory business segment. Before joining JLL in January of 2024, Ms. Howe gained extensive financial leadership in the professional services sector which included serving as CFO for North America for Boston Consulting Group.

Effective July 1, 2025, Ms. Howe will (i) receive an annual base salary of $600,000, (ii) participate in the GEB Annual Incentive Plan (“GEB AIP”) with an annual 2025 target award of $1,000,000, which will be prorated at 50% (or $500,000) for the 2025 fiscal year (iii) participate in the GEB Long-Term Incentive Plan (“GEB LTIP”), with a GEB LTIP target of $1,500,000 with the first anticipated grant at the new target level expected to occur in the first quarter of 2026 and be delivered in a mix of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”); and (iv) receive a one-time grant of RSUs in the amount of $675,000 in September 2025.

There are no family relationships between Ms. Howe and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Ms. Howe or any of her immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Ms. Brennan’s and Ms. Howe’s appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company announcing Ms. Brennan’s and Ms. Howe’s appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description
99.1	News release issued by Jones Lang LaSalle Incorporated on May 7, 2025 announcing Karen Brennan’s appointment as CEO of Leasing Advisory and Kelly Howe as Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Global Chief Legal Officer